PURCHASE AND SALE AGREEMENT

     AGREEMENT made this ______ day of August, 1999, between THE PRIME OUTLETS AT BIRCH RUN, L.L.C., a Delaware limited liability company; THE PRIME OUTLETS AT WILLIAMSBURG, L.L.C., a Delaware limited liability company; and OUTLET VILLAGE OF HAGERSTOWN LIMITED PARTNERSHIP, a Delaware limited partnership (hereinafter collectively called "Seller"), with an address at 100 East Pratt Street, 19th Floor, Baltimore, Maryland 21202, Attention: Abraham Rosenthal, telecopier number 410-234-1701, and WELP TRIPLE OUTLET, L.C., a Florida limited liability company, its successors or assigns (hereinafter called "Buyer"), with an address c/o Estein & Associates USA, Ltd., 5211 International Drive, Orlando, Florida 32819, telecopier number 407354-3243.


                              W I T N E S S E T H:

     For good and valuable consideration, the receipt and sufficiency of which are acknowledged by Seller and Buyer, the parties agree:

                                    ARTICLE 1
                                   DEFINITIONS

The following terms as used in this Agreement shall have the meanings ascribed to them below:

1.1 "Effective Date". The date when this Agreement has been executed and delivered by Buyer and Seller.

1.2  "Escrow Agent". Chicago Title Insurance Company.

1.3 "Investigation Period". A period of time commencing on the Effective Date and ending the later of August 31, 1999 or forty-five (45) days after delivery by Seller to Buyer of all the Key Property Materials.

1.4 "Key Property Materials". That part of the Property Materials consisting of: existing as-built surveys of the Real Properties (excluding Hagerstown, Williamsburg Section Two and Hagerstown Section Two); copies of existing title policies for each of the Real Properties (excluding that portion of Williamsburg Section Two identified on Exhibit XIII hereto ("Williamsburg Section Two A")); existing most recent environmental studies or reports of the Projects (excluding Williamsburg Section Two A); detailed rent rolls of each of the Projects; copies of operating statements for the partial year 1998 and year-to-date 1999 (through June 30, 1999) reflecting all income and expenses of the Projects; copies of the underlying mortgage loan documents and amortization schedules for the existing loan(s) on Birch Run that will be wrapped around per Section 1.7 hereof; copies of the Hagerstown bond documentation (including copies of the bonds); to the extent Seller has them in its possession, copies of certificates of occupancy or other evidence that all space in the Projects (excluding Hagerstown Section Two and Williamsburg Section Two) may be lawfully occupied; copies of all current tax bills and special assessment notices for each of the Projects (excluding Williamsburg Section Two A); and copies of substantially all Leases in effect on the date hereof for space in the Projects.

1.5 "Leases". Leases for space in the Projects with tenants which are identified on the Rent Rolls attached as Exhibit I, together with any and all other leases which may be executed by Seller with tenants for the vacant spaces in the Projects.

1.6 "Lender". The lender or lenders which agree(s) to make the Loans to be arranged by Seller pursuant to Sections 1.7 and 3.3.

1.7 "Loans". Mortgage loans the initial principal amount of which shall be in an aggregate minimum principal amount of $151,000,000.00 and an aggregate maximum principal amount of $152,000,000.00 which shall be arranged by Seller for the purpose of furnishing a portion of the purchase price hereunder for each Project and, to the extent funds are available, for the purpose of the initial funding of the operating account for each Project. The principal amount of the Loan for each Project shall, at the time of the Loan closing thereon, be within the following ranges: (i) Birch Run: minimum of $64,500,000.00, maximum of $65,000,000.00; (ii) Williamsburg:
     minimum at initial closing without Williamsburg Section Two of $32,500,000.00; minimum including Williamsburg Section Two of
     $42,250,000.00, maximum including Williamsburg Section Two of $42,500,000.00; (iii) Hagerstown: minimum of $44,250,000.00, maximum of
     $44,500,000.00. The Loan for each Project shall be in place at or, at Seller's option, prior to the time of payment of the purchase price of such Project. The Loans shall bear interest at one or more fixed interest rates, shall be for a term of at least ten (10) years from the closing on the Loan, and shall be amortized over a period of twenty-five (25) years. The Loans shall be secured by first mortgages on the Projects. The Loans shall be non-recourse to the Joint Venture and the Ownership Entity (as defined in Section 15.4) (except for Lender required carve-outs which, to the extent required, shall be guaranteed by the two joint venturers under the Joint Venture Agreement referred to in Section 15.4), provided, however, that, at the sole election of Seller, an underlying Loan that is wrapped by a wrap-around Loan provided by Prime Retail, L.P. may be recourse to Seller or Prime Retail, L.P. The Loans shall be subject to the customary conditions for a loan of the nature of the Loan, which conditions shall be commercially reasonable. Seller shall be responsible for all costs associated with the origination and closing of the Loans (excluding Buyer's attorneys fees). The Loan for Birch Run may take the form of a 10 year wrap-around loan from Prime Retail, L.P. which (a) wraps the existing mortgage loan(s) on such Project, (b) provides a rate of interest on the total wrap mortgage debt of 7.75%, (c) provides an amortization period on the total wrap mortgage debt of 25 years (and any such refinancing shall be deemed a "Loan" for all purposes of this Agreement), (d) obligates Prime Retail, L.P., at or prior to the maturity of each of the mortgage loan(s), to refinance such maturing existing mortgage loan(s) and, at the option of Prime Retail, L.P., the additional financing provided by the wrap around loan for a new term co-extensive with that of the wrap-around loan
     (provided that if only a portion of the existing mortgage loan(s) are maturing, Prime Retail, L.P. may put in place as a Loan underlying the wrap-around Loan held by Prime Retail, L.P. temporary bridge financing for the maturing existing loan pending the maturity of the remainder of the existing loans), (e) obligates Prime Retail, L.P., provided it timely receives the monthly payment due under the wrap-around loan to timely make the payment due under all of the underlying loan(s),(f) is structured such that the monthly payments due under the underlying loan(s) will never exceed the monthly payments due under the wrap around loan, (g) is structured so that the principal amount plus interest due under the underlying loan(s) will never exceed the principal balance plus interest due under the wrap around loan; and (h) provides for a pledge of the Seller's interest in the joint venture to be formed in accordance with
     Section 15.4 as security for the performance by Prime Retail, L.P. of its obligations under clauses (d) and (e).

1.8 "Management Agreement". A Management and Leasing Agreement or agreements to be entered into between Prime Retail, L.P., Seller or an affiliate of Prime Retail, L.P. reasonably acceptable to Buyer and Buyer at the time of closing providing for Seller or its affiliate to manage and lease the Projects for and on behalf of Buyer. The Management Agreement will be in form reasonably acceptable to Seller and Buyer and will contain provisions, inter alia, for those matters set forth on Exhibit II.

1.9 "Net Operating Income". Net Operating Income of a property is aggregate net cash flow from operations of the property (but excluding revenues from insurance or condemnation proceeds, refinancings and other non-operation revenues) after payment of management fees for management of the property pursuant to the Management Agreement (or comparable replacement thereof if Buyer should exercise a lawful right to terminate the Management Agreement), but before payment of capital expenditures, leasing commissions and tenant allowances and principal and interest payments on indebtedness for borrowed money.

1.10 "Personal Property". Seller's interest in all plans, drawings, permits, governmental authorizations, contracts, documents, surveys, site plans, engineering reports, soil and environmental studies, leases, construction and manufacturer warranties, supplies and all other tangible personal property located on, the Real Properties and intangible property arising from ownership and/or operation thereof exclusive of accounts receivable for any period prior to the closing date and exclusive of the right of use of the names of the Projects, which will be licensed to Buyer pursuant to
     Section 15.2. The Personal Property shall not include bonds, letters of credit, deposits and other sureties placed by Seller with governmental authorities or utility companies in connection with the construction (but excluding such items as utility deposits required to remain in place for the operation of the Projects) of the Hagerstown Project and Williamsburg Section Two (collectively "Construction Security"), all of which shall remain the property of Prime Retail, L.P. or the Seller. If, however, the Construction Security is required or is otherwise in the name of the Buyer, then, Buyer agrees to fully cooperate with Seller in obtaining the return of the Construction Security and upon any return of the Construction Security, Buyer shall immediately deliver the Construction Security to Seller to the extent received by Buyer. The Personal Property shall, however, include the bonds issued in connection with the special assessment district applicable to the Hagerstown Project which bonds are currently owned by Seller or an affiliate of Seller.

1.11 "Projects". Those three commercial real estate Prime Outlet Centers located on and encompassing the Real Properties and described on Exhibit III. For purposes of this Agreement, the Projects will be identified by the cities in which they are located and will be called the "Birch Run" Project, "Williamsburg" Project and "Hagerstown" Project if referred to individually herein. The Williamsburg Project is intended to be constructed to include 70,000 square feet of net rentable space, more or less on that portion of the Williamsburg Project identified on Exhibit XIII ("Williamsburg Section Two"). The Hagerstown Project is to be constructed to contain approximately 163,000 square feet of net leaseable space on that portion of the Hagerstown Project identified on Exhibit XIV ("Hagerstown Section Two"). Except where the context indicates otherwise, references to the Williamsburg Project and the Hagerstown Project include Williamsburg Section Two and Hagerstown Section Two, respectively.

1.12 "Property". All of the Real Properties and the Personal Property.

1.13 "Property Materials". All instruments, documents, leases, contracts, surveys, plats, plans, specifications, reports, studies, permits, applications, authorizations, approvals, proposals, applicable copyright and trademark materials, estoppel letters from all tenants in form of
     Exhibit IV and as may be requested by Lender, and other materials owned by or within Seller's control or possession which consist of the Personal Property or which in any way pertain to the Real Properties or Personal Property. The following enumerated items are included in the definition of "Property Materials" but are not intended to constitute a complete or comprehensive list thereof: as-built surveys; existing title policies and exceptions to title; site plan; Leases; copies of any lease proposals not yet finalized; soil tests; environmental studies; rent roll; service and utility letters, proposals and contracts; construction bids and contracts; copies of documents regarding joint use and/or maintenance of roads, parking areas and ingress and egress easements; zoning authorizations; the Loan documents for the existing Birch Run mortgage Loan(s); copies of all Leases in effect on the date hereof for space in the Projects; lease summaries and abstracts (but Seller does not represent or warrant the accuracy of such lease abstracts and lease summaries); existing certificates of occupancy and other governmental approvals and permits; title insurance commitment and legible copies of all exceptions listed thereon to be issued pursuant to Section 6.1; copies of the Hagerstown Bond documents (including copies of the bonds); construction contracts and plans and specifications for Hagerstown Section Two, to the extent available; and copies of real property tax bills and special assessment notices for each of the Projects.

1.14 "Real Properties". Those parcels on which the Projects are located, which are legally described on Exhibit V. Included within the term Real Properties is all of Seller's right, title and interest in and to:

A. Any land lying in the bed of any highway, street, road or avenue, open or proposed, in front of or abutting or adjoining the Real Properties.

B.   All riparian rights.

C. All appurtenances, hereditaments, tenements and air rights appertaining to the Real Properties.

D.   All improvements located on or affixed to the Real Properties.

1.15 "Title Insurance Company". Chicago Title Insurance Company, through its National Business Unit in Washington, D.C. Attention: Frank Vaughan, Esq.

                                    ARTICLE 2
                                SALE OF PROPERTY


2.1 Subject to the terms and provisions herein contained, Seller agrees to sell to Buyer and Buyer agrees to purchase from Seller the Property. As more fully provided herein, the purchase and sale hereunder are to be structured generally as follows: (i) a joint venture is to be formed by and between an affiliate of Prime Retail, L.P. and Triple Outlet World, Ltd., a limited partnership ("TOWL") of which Buyer is the general partner, which will be owned 30% by the Prime Retail, L.P. affiliate and 70% by TOWL, (ii) at or prior to a closing on a Project, Seller will refinance the Project in accordance with the provisions hereof, (iii) at the time of closing on a Project, all of the rights of the Buyer hereunder as to that Project will be assigned to the joint venture, (iv) the joint venture will form and be the sole owner of three entities, each of which will be conveyed title to one of the Projects at the closing on the Project, and (v) the joint venture will pay the purchase price for the Project net of the Deposit allocable to the Project, net of the then principal balance of the refinancing on the Project, and net of Prime Retail, L.P.'s 30% capital contribution allocable to each Project which will be paid in the form of a credit to the buying entity.
                                    ARTICLE 3
                                 PURCHASE PRICE

3.1 Price. The purchase price to be paid for the Property is $274,000,000.00, allocable among each of the Projects as set forth below.

                  A.       Birch Run:  $117,000,000.00;

                  B.       Williamsburg:  $59,000,000.00;

                  C.       Williamsburg Section Two:  $17,500,000.00; and

                  D.       Hagerstown:  $80,500,000.00.

3.2 Deposits. The first component of the purchase price is payment of a $1,000,000.00 earnest money deposit to the Escrow Agent within three business days after the Effective Date. An additional earnest money deposit will be due and payable by Buyer to Escrow Agent in the amount of $1,000,000.00 within one business day following the end of the Investigation Period, unless Buyer has terminated this Agreement as provided in Article 4. At the time of payment of the purchase price for each Project, the Deposit shall be credited to the purchase price of each Project as follows: (i) Birch Run: $1,000,000.00; (ii) Williamsburg:
     $500,000.00; and (iii) Hagerstown: $500,000.00. The earnest money deposits of $1,000,000.00 initially and $2,000,000.00 in the aggregate will be placed in an interest-bearing investment approved by Buyer and Seller, which approval will not be unreasonably withheld, with interest to be paid to Buyer unless Buyer shall default hereunder and Seller shall become entitled to the earnest money deposit(s), in which case all such interest shall be paid to Seller. All references in this Agreement to return of the earnest money deposit(s) hereunder to Buyer shall be deemed to include interest earned thereon. At closing on each Project hereunder, the applicable portion of the earnest money deposits as provided herein will be delivered to Seller and credited to Buyer against the cash portion of the purchase price that is payable at such closing. Interest on the earnest money deposits will be allocated for tax purposes to the party receiving it.

3.3 Loans. A portion of the purchase price as set forth in Section 1.7 above shall be provided by the Loans, which shall be arranged by Seller, and either closed simultaneously with the closing on the Project or closed in Seller's name prior to such time and assumed by Buyer at the closing of each Project. The Loans shall be allocated among the Projects as set forth in Section 1.7. The Loans shall satisfy the requirements of Section 1.7, and the loan documents for the Loans (other than the existing mortgage Loan(s) on Birch Run) shall, in addition, meet the requirements of Exhibit VI hereto, unless Buyer's approval (which approval shall not be unreasonably withheld) is obtained. From and after the payment of the purchase price for each Project, if the face interest rate on a Loan exceeds 7.75% per annum, Seller shall make monthly payments to Buyer equal to the amount by which the regular monthly payments under the Loan exceeds what the payments would be under the Loan if the interest rate were 7.75% (the "Seller Interest Subsidy Payment"), but if the face interest rate on a Loan is less than 7.75% per annum, then Buyer shall make monthly payments to Seller equal to the amount by which the regular monthly payment under the Loan is less than what the payments would be under the Loan if the interest rate were 7.75% (the "Buyer Interest Savings Payment"). Such payments shall be netted against one another and the net amount shall be due and payable on the dates when the payments under the Loan are due and payable. For purposes of this Section 3.3, the term "Loan" shall be deemed to include the wrap-around loan for the Birch Run Project contemplated by
     Section 1.7 hereof and any refinancing of such wrap-around loan contemplated by Section 1.7. The Buyer Interest Savings Payment shall be a first priority payment obligation under the joint venture agreement referred to in Section 15.4 and shall be paid as part of and when debt service payments are to be made. The obligation of Seller to pay the Seller Interest Subsidy Payment shall be secured by a pledge of the joint venture interest of Seller in the joint venture and, in addition, if any portion of the Seller Interest Subsidy Payment is not paid when due, such unpaid portion may be setoff against the management fees payable under the Management Agreement.

3.4 Balance. The balances of the purchase price shall be payable to the Escrow Agent at closing by wired funds or certified check drawn on a United States bank; subject, however, to prorations and adjustments as provided in
     Section 12.1. Notwithstanding the foregoing, the portion of the cash purchase price which would otherwise be required to be provided by Seller as the 30% joint venture partner of Buyer pursuant to the Joint Venture Agreement described in Section 15.4, shall be paid by crediting such amount against the cash portion of the purchase price due to Seller.

3.5 Allocation. The purchase price will be allocated among the Projects as set forth in Section 3.1. Buyer and Seller agree that the purchase price will be allocated separately among various components of the Property including land, buildings, mechanical systems and Personal Property, to the Covenant Not To Compete being provided by Seller pursuant to Section 15.3 hereof, and to the License to be granted by Seller under Section 15.2 hereof for each Project as provided on Exhibit XV hereto.

                                    ARTICLE 4
                                  INVESTIGATION

4.1 Buyer Investigation Rights. During the Investigation Period and upon prior reasonable notice and subject to the provisions of Section 4.4, Buyer and Buyer's agents, professionals and independent contractors shall have the right of access to the Property and to Seller's records in Baltimore, Maryland at any reasonable time during the Investigation Period to conduct tests; take measurements; complete surveys; review bids; review Leases and contracts; conduct conversations with Seller and Seller's agents, employees (which shall mean Senior Vice President of Finance, Senior Vice President of Leasing, Senior Vice President for Operations and their respective seconds in command at Prime Retail, L.P., as well as Prime Retail, L.P. senior staff members in Baltimore, Maryland, applicable regional operations individuals and local site employees, provided meetings with the local site employees will be arranged by senior staff in Baltimore) and independent contractors, and with tenants and prospective tenants (provided meetings with tenants and prospective tenants will be arranged by the senior staff of Prime Retail, L.P. in Baltimore, Maryland), governmental officials, utility company representatives and all other parties having anything to do with the Property; and examine and investigate the Property, and Property Materials in any reasonable way for all other purposes consistent with evaluation of and potential ownership, development and operation of the Property. Seller agrees to reasonably cooperate with Buyer in Buyer's investigation.

4.2 Costs. The cost and expense of delivering the Property Materials shall be borne by Seller. The cost and expense of all other aspects of Buyer's investigations shall be borne by Buyer. However, Seller shall, to the extent Seller has them in its control or possession deliver to Buyer as soon as possible after the Effective Date that portion of the Property Materials comprising all soil tests, environmental tests, engineering studies, feasibility studies, traffic studies, surveys (including as-built surveys), and plans and specifications and Seller will use reasonable efforts to have same certified (but not updated) to Buyer or Buyer's assigns or to obtain a letter from the preparers thereof addressed to Buyer entitling Buyer to rely thereon. If there is an extra charge to Seller for obtaining such certification or letter and such charge is reasonable and customary, Buyer will bear the cost thereof. Seller will not be obligated to obtain any new tests or studies for Buyer.

4.3 Right of Termination. If Buyer, in Buyer's sole discretion, shall determine for any reason that Buyer is not entirely satisfied with the results of Buyer's inspections or that Buyer no longer desires to acquire the Property, Buyer shall have the right to terminate this Agreement as to all of the Projects by giving notice to Seller and Escrow Agent hereunder prior to the expiration of the Investigation Period, in which case, Buyer will be entitled to return of its earnest money deposit. If Buyer does not terminate this Agreement as provided in the preceding sentence, Buyer shall pay the additional $1,000,000.00 earnest money deposit in accordance with
     Section 3.2. Upon the expiration of the Investigation Period without Buyer having terminated this Agreement, all of the earnest money deposits shall, subject to the provisions of this Agreement, be at risk.

4.4 Insurance, Repair and Indemnity. Prior to entry onto any of the Real Properties to perform studies, tests, investigations or surveys, Buyer (or each contractor performing such services for Buyer) will provide a certificate of insurance to Seller naming Seller as an additional insured in amounts and form reasonably acceptable to Seller. Buyer agrees to repair, at Buyer's cost and expense, any damage caused to any of the Projects caused by any of the studies performed by or for Buyer. Buyer also agrees all of its studies will be performed in a manner that will not unreasonably interfere with operation of the Projects or tenants operating within the Projects. Buyer will indemnify and hold Seller harmless from and against any cost, expense, damage or liability incurred by Seller as a result of Buyer or its agents or independent contractors entering the Real Properties, and/or performing work or conducting studies thereon, which indemnification and hold harmless will survive closing hereunder or termination or this Agreement.

4.5 Delivery of Loan Documents. Promptly upon Seller's receipt of any Loan documents for the Loans, Seller shall provide copies thereof to Buyer to enable Buyer to confirm that the Loan and Loan documents satisfy the requirements of this Agreement.

4.6 Delivery of Plans and Specifications, Construction Contracts and Property Materials for Hagerstown Section Two and Williamsburg Section Two. Seller shall provide to Buyer copies of the construction plans and specifications and construction contracts for Williamsburg Section Two when available ("Williamsburg Section Two Construction Materials"). Buyer shall have the right to approve the Williamsburg Section Two Construction Materials, which approval shall not be unreasonably withheld and shall be given or withheld within fifteen (15) days following receipt thereof. In addition, at least 45 days prior to the closing the Hagerstown Project and Williamsburg Section Two, as applicable, Seller shall deliver to Buyer copies of all other Property Materials for Hagerstown Section Two or Williamsburg Section Two, as applicable in Seller's control or possession.

                                    ARTICLE 5
                                      TITLE

5.1 Permitted Exceptions. The Real Properties are sold and shall be conveyed by special warranty deeds subject only to the following:

Ai Real estate taxes and special assessments for the year in which the closing shall occur.

Bi   Zoning  and/or  restrictions  and  prohibitions   imposed  by  governmental
     authorities, none of which shall prevent use of the Real Properties as factory outlet malls as presently configured.

Ci Restrictions, reservations and easements recorded in the Public Records of the counties where the Projects are located, none of which shall interfere with the use of the Real Properties for their intended purposes, contain any rights of reverter, or render the title unmarketable in the opinion of Buyer's attorney as determined during the title insurance review period set forth in Section 6.1, and all of which shall be subject to the reasonable approval of Buyer's attorney as provided in Section 6.1.

Di Rights of tenants under the Leases, none of whom will have any option to purchase or rights of first refusal to purchase any portion of the Property.

Ei The mortgages and other documents securing the Loans (including the existing mortgage loans on Birch Run).

Fi   Other matters agreed to pursuant to Section 6.1.

                                    ARTICLE 6
                                 TITLE INSURANCE

6.1 Commitments. Seller shall, within twenty-one (21) days after the Effective Date, deliver to Buyer evidence of title to the Real Properties in the form of a title insurance commitment for each of the Real Properties (which, as to Williamsburg Section Two A, will indicate that Seller is not the current owner thereof) from the Title Insurance Company. The commitments will be in the amounts of the purchase price allocated to each of the Projects in
     Section 3.1 and are to be accompanied by legible copies of all exceptions shown thereon. The commitments shall contain the Title Insurance Company's undertaking to issue to Buyer at closing Form B title insurance policies in the name of Buyer in the amount of the purchase price of each of the Projects. If any of such title insurance commitments shall disclose any defects in title, Buyer shall so notify Seller in writing within fifteen
     (15) days after receipt thereof. Within ten (10)days after receipt of Buyer's notice of objection to any title matter, Seller will notify Buyer if Seller will undertake to attempt to cure the objectionable title matter. If Seller elects not to cure the objectionable matter, Buyer shall, by notice to Seller given within ten (10) days after receipt of Seller's notice, either terminate this Agreement or waive all such title objections which Seller has not agreed to cure. If Seller elects to cure the objectionable matter but is unable to do so after thirty (30) days, Buyer can elect to give Seller an additional 50 days to cure or terminate this Agreement (but not beyond the closing date for the Birch Run Project). If after such additional period, the defect is still not cured, Seller or Buyer can terminate this Agreement. Any termination pursuant to this Section shall result in return of the earnest money deposit(s) to Buyer. Buyer will not have the right to reject title to one or more of the Real Properties and still close on any of the others. Seller has no obligation to cure any title defects disclosed by the title commitments, but Seller agrees it will keep title to the Real Properties in the same condition (except for (i) defects which Seller may elect to cure, (ii) Leases entered into by Seller in accordance with this Agreement, and (iii) such easements, public works agreements, covenants, site plan approvals and other matters as shall be reasonably required in connection with the approval, development and construction of Hagerstown Section Two and Williamsburg Section Two, provided such easements and other matters do not materially interfere with the operation of the Real Properties) as reflected on the title commitments, unless Buyer shall consent to any change therein, which consent will not be unreasonably withheld. The Title Insurance Company shall obtain reinsurance in such amounts and with such companies as are approved by Buyer, whose approval will not be unreasonably withheld. Buyer is to be given the right of direct access to any one or more reinsurers at its election.

6.2 Policies. The title insurance commitments shall be brought down to a current date at the time of closing, and at closing they shall be marked down or endorsed by the Title Insurance Company. Buyer and Seller shall each provide such copies of their documents of formation, resolutions and good standing certificates as required of them in Schedule B-I of the title commitments. The final title policies are not to contain the standard printed exceptions normally contained in title policies. The "gap" will be deleted from the commitments at closing as will all items listed in Schedule B-I. Seller shall pay all costs and expenses for issuance of the title insurance commitments, the owner's title insurance policies and any endorsements or title policies required by the Lender. In the event the title insurance commitments are issued by a title insurance agent rather than a branch office of the Title Insurance Company, a title insurance protection letter issued by the Title Insurance Company and addressed to Buyer will be supplied. The final policies will contain an affirmative insurance endorsements, if available at standard insurance rates for such endorsements, insuring (a) that none of the restrictions applicable to the real Properties has been violated to date and that a future violation will not result in a reversion or forfeiture of title, and (b) the zoning endorsement. However, the providing of such insurance shall not, in and of itself, render acceptable any otherwise objectionable restriction hereunder.

                                    ARTICLE 7
                                     SURVEY

7.1 Existing Surveys and Updates. As part of the Property Materials, Seller is delivering to Buyer existing as-built surveys of each of the Real Properties (excluding the Hagerstown Project and Williamsburg Section Two) under seal of a surveyor licensed in the state where the Real Property which is the subject of each survey is located. Seller shall deliver to Buyer such an as-built survey of the Hagerstown Project, excluding Hagerstown Section Two, within twenty-one (21) days after the Effective Date. Buyer shall have the right to have the surveys updated or redone by the same or other surveyors. If any of the surveys delivered by Seller or obtained by Buyer show any encroachment on the Real Property surveyed, or that improvements located on the Real Property surveyed in fact encroach on lands of others or violate any of the applicable setbacks or restrictive covenants, or that there is not access to the Real Property surveyed from a public road, or that there are any gaps, gores, hiatuses, or overlaps, the same shall be treated as a title defect, and the provisions and conditions of Section 6.1 shall govern any obligation of Seller to cure the title defect and any rights of Buyer.

7.2 Title Commitments and As-Built Surveys for Hagerstown Section Two and Williamsburg Section Two. Seller may include, as part of the title and survey materials to be submitted to and reviewed by Buyer in accordance with Articles 6 and 7, title commitments (together with copies of the exceptions listed in the title commitments) for Hagerstown Section Two and/or Williamsburg Section Two and surveys of the land on which Hagerstown Section Two and Williamsburg Section Two will be located (which may be included in the as-built surveys of the Hagerstown Project and Williamsburg Project). If so, then all of the provisions of Articles 5, 6 and 7 as to the review and approval of title and survey matters shall be applicable to the title commitments and surveys so submitted. After substantial completion of Hagerstown Section Two and Williamsburg Section Two, as applicable and, in any event, at least twenty-one (21) days prior to the scheduled, applicable closing date, Seller shall deliver to Buyer an updated as-built survey and an updated title commitment for Hagerstown Section Two or Williamsburg Section Two, as applicable. If the updated as-built survey or updated title commitment for Hagerstown Section Two or Williamsburg Section Two reveals a matter to which Buyer, under the provisions of Section 6.1 or Section 7.1 could object, other than matters
     (i) shown on the title commitment or survey previously delivered to Buyer as hereinabove provided, or (ii) which are encumbrances Seller is permitted to create under clauses (i), (ii) and (iii) of Section 6.1, then Buyer, within fifteen (15) days after receipt thereof shall be entitled to object to such matters in accordance with the provisions of Section 6.1 and, in such event, all of the provisions of Section 6.1 with respect to title defects and objections shall be applicable thereto, with all time periods beginning and being measured from the expiration of the time period for Buyer to give notice of objections under this Section 7.2.

                                    ARTICLE 8
                         REPRESENTATIONS AND WARRANTIES

8.1 Representations and Warranties of Seller. Seller hereby represents and warrants all of following to Buyer, which are true and correct as of the Effective Date and will be true and correct as of the closing date for each Project, and all of such representations and warranties shall survive closing for each Project for a period of 18 months:

Ai Each of the parties comprising Seller is a duly formed and validly existing limited partnership or limited liability company, as the case may be, under the laws of the State of Delaware, and each is duly qualified to transact business in the State in which the Project it owns is located. All appropriate resolutions and authorizations precedent to Seller's authority and power to execute this Agreement and perform its obligations hereunder have been properly and duly taken.

Bi Other than as reflected in financial information provided, real property tax bills, and special assessment notices, if any, there are no impact fees or hook up fees which will be due or payable by Buyer to any utility company or supplier, or governmental or quasi-governmental authority as a result of or in connection with development of any portion of the Projects (other than Williamsburg Section Two and Hagerstown Section Two).

Ci To Seller's knowledge, the legal descriptions which are attached to this Agreement as Exhibit V describe the Real Properties (other than Williamsburg Section Two) fully and do not omit any portion thereof. The Projects contain the approximate acreage and square footage (except that Seller cannot now represent the acreage and square footage of Williamsburg Section Two) reflected on Exhibit III.

Di To Seller's knowledge, (i) there are no violations by Seller of any copyrights or trademarks with respect to any of the Personal Property, and
     (ii) no claims have been asserted against use of the names "Prime Outlets at Birch Run", "Prime Outlets at Williamsburg" or "Prime Outlets at Hagerstown". Seller has full right, power and authority to authorize Buyer to utilize said names and will defend same against all third party claims.

Ei To Seller's knowledge, all of the Property Materials delivered or to be delivered to Buyer (other than lease abstracts and lease summaries as to which Seller makes no representations or warranties) are true, correct and complete with no misstatements and with no material omissions.

Fi All service contracts, leases other than tenant Leases and other contracts of any kind or nature are for $10,000.00 or less per contract or are terminable on 30 days' notice or less (except as may be listed on Exhibit VII or disclosed in the title insurance commitments or except as permitted in Section 9.2) which will be binding upon Buyer after the closing date.

Gi Except as set forth on Exhibit IX, Seller has received no notice of any violations of any portion of any of the Projects from any governmental agency or authority and to Seller's knowledge all permits and governmental authorizations which are appropriate or necessary for construction and operation of the Projects (excluding Williamsburg Section Two and Hagerstown Section Two) have been duly issued, are in full force and effect and will be assigned to Buyer at closing to the extent assignable.

Hi To Seller's knowledge, except as disclosed in Seller's existing environmental reports to be delivered by Seller to Buyer hereunder, there is (i) no contaminant, pollutant or toxic or hazardous waste, substance or gas in, on, under, over or affecting any part of any of the Real Properties or their water supplies and (ii) no adverse environmental condition or violation of any local, state or federal environmental law with respect to any of the Property or any part thereof.

Ii No brokerage commission or compensation of any kind is due or will be due from Buyer or the Projects or the rents therefrom for the leasing of any space in the Projects (except for leasing commissions which may become payable pursuant to the Management Agreement and leasing commissions payable by Seller for leases entered into prior to closing or in connection with the initial lease-up of Williamsburg Section Two and Hagerstown Section Two). Leasing Commissions for Leases entered into after the date hereof shall be governed by the provisions of Section 9.2 hereof.

Ji Seller has no knowledge of any pending or contemplated condemnation or eminent domain proceeding or of any moratorium affecting any portion of any of the Projects.

Ki To Seller's knowledge, there are no third party claims pertaining to or affecting the Property except for rights of tenants arising under the Leases, rights of the Lender under the Loan documents, rights of parties under contracts listed on Exhibit VII and contracts referred to in paragraph F above, tort and similar claims covered by insurance maintained by Seller, rights of parties that will be reflected in the title insurance commitments delivered by Seller to Buyer hereunder, and those matters set forth on Exhibit X. This paragraph K does not apply to Williamsburg Section Two A.

Li Except for leasing or financing arrangements entered into in the ordinary course of business and taken into account in the operating expenditures of the Projects in the financial information delivered by Seller to Buyer or entered into after the Effective Date in accordance with the provisions of
     Section 9.2 hereof, and except for rights of architects and engineers in the plans and specifications, Seller is the owner of the Personal Property free and clear of all liens, third party claims and encumbrances except for security interests therein incident to existing financing for the Projects (which, except in the case of the existing mortgage loan(s) on Birch Run where Seller has elected to provide wrap-around financing, will be released prior to closing on the applicable Project) and the Loans. This Paragraph L does not apply to Williamsburg Section Two or Hagerstown Section Two to the extent that, as of the Effective Date, construction thereof is not complete.

Mi To Seller's knowledge and to the extent needed, all electricity, telephone, drinking water, irrigation water, water for fire purposes, sanitary sewage and storm drainage capacity in sufficient quantity to service the Projects and their tenants adequately is available to the Real Properties and is fully hooked up and operable without payment by Buyer or the Projects after closing hereunder of any impact or connection fees, and all necessary and appropriate approvals for same have been obtained. The only fees payable by Buyer in connection with such utilities shall be normal usage fees, unless otherwise disclosed in the real property tax bills, special assessment notices, title commitments or financial information provided to Buyer. The provisions of this Paragraph M do not apply to Williamsburg Section Two or Hagerstown Section Two.

Ni To Seller's knowledge and unless otherwise disclosed in the real property tax bills, special assessment notices or title commitments, all entrances and curb cuts for the Real Properties reflected on the as-built surveys have been approved by all governmental and quasi-governmental bodies having jurisdiction thereover, and any road construction or installation of traffic signals or similar off-site improvements which were required as a result of construction or operation of the Projects has been fully completed and paid for. The provisions of this Paragraph N do not apply to Williamsburg Section Two or Hagerstown Section Two.

Oi Unless otherwise disclosed in the title commitments, Seller has no knowledge of any pending governmental or quasi-governmental assessment liens or of any planned improvements (other than construction of Williamsburg Section Two and Hagerstown Section Two) that might result in any assessments being levied by a governmental or quasi-governmental authority against any of the Projects, other than special assessments on Hagerstown Section Two the proceeds of which will be used to pay principal and interest on the Hagerstown bonds to be issued in connection therewith and to be endorsed and delivered to Buyer at Closing on the Hagerstown Project, which special assessments on Hagerstown Section Two are passed through on substantially all of the Leases for Hagerstown Section Two.

Pi There are no collective bargaining or union agreements with any employee of Seller, and no employee contracts or relationships exist which will be binding upon Buyer after closing.

Qi The Rent Rolls attached as composite Exhibit I are true, correct and complete depictions of those terms set forth on the Rent Rolls for all leases for the Projects as of the dates of such Rent Rolls, all of which are in full force and effect with no known defaults thereunder by the Landlord or Tenant, except as disclosed on Exhibit VIII. To Seller's knowledge, except as set forth on Exhibit VIII, all Leases are valid and enforceable in accordance with their terms. Except as disclosed in the Leases, no tenant will be entitled to any concession or rebate after Closing. No tenant improvement funds or allowances will be due from Buyer as to any Lease in effect as of Closing except for tenant improvement payments which are credited to Buyer at Closing or which are owed under Leases that are subject to a Master Lease referred to in Section 10.1.O. To Seller's knowledge, all spaces within the Projects (excluding Williamsburg Section Two and Hagerstown Section Two) may legally be occupied for the purposes for which they leased.

Ri Except as disclosed on Exhibit X, Seller has received no notice of any actions or claims filed or threatened by anyone against the Real Properties or Personal Property, Seller or Seller's agents in connection with any personal injury or property damage sustained by reason of the development, use, occupancy or operation of the Projects.

S. At the time of closing on a Project, the Loan for such Project shall comply with the requirements of Section 1.7 hereof, and such Loan shall be current and in good standing, with no defaults thereunder by Seller. At the time of closing on each Project, the principal amount of the Loan on the Project (excluding reductions due to casualty or condemnation) shall be: (i) for Birch Run, not less than $64,500,000 nor more than $65,000,000, (ii) for Hagerstown, not less than $44,250,000 nor more than $44,500,000, (iii) for Williamsburg, without Williamsburg Section Two, not less than $32,500,000 and (iv) for Williamsburg, inclusive of Williamsburg Section Two, not less than $42,250,000 nor more than $42,500,000.

T. As of July 31, 1999, the principal balance(s) and monthly principal and interest payments under the existing underlying loan(s) on the Birch Run Project are as set forth on Exhibit XVI.

U. The quality of materials and construction of Hagerstown Section Two and Williamsburg Section Two shall be at least equal to the quality of materials and construction of the Hagerstown Project or the Williamsburg Project, as the case may be, and the appearance of Hagerstown Section Two and Williamsburg Section Two shall be consistent and compatible with the appearance of the Hagerstown Project and the Williamsburg Project, as applicable.

8.2 Update. At the time of closing, Seller will update the representations and warranties contained in Section 8.1(G), (H), (J), (K), (L), (M), (O), (Q) and (R) if Seller can truthfully do so. If Seller cannot do so as to any such paragraphs, then Seller shall be in default hereunder unless the inability to update a representation and warranty is the result of actions of Seller permitted pursuant to Section 9.2 or if the inability to update arises from any event beyond the reasonable control of Seller or from any act or omission of a third party unrelated to Seller and which cannot be timely corrected by Seller by an expenditure of funds which in the aggregate for any one Project will not exceed $250,000; provided, however, if there has been a notice of violation of the kind encompassed by paragraph (G), and if the cost to rectify same in Buyer's reasonable estimation will not exceed $250,000 [in the aggregate if there is more than one (1) violation], then Seller shall not be in default but shall agree with Buyer to rectify the violation at Seller's sole cost and expense. To secure Seller's obligation to rectify the violation Seller will deposit a sum equal to one hundred thirty percent (130%) of the estimated cost to complete rectification of the violation in escrow with the Escrow Agent which shall be released from escrow only when the violation(s) has (have) been rectified and final lien waivers are delivered from all parties supplying work and/or materials in connection therewith. The amount placed in escrow will not be the limit of Seller's liability under this Section if the costs of rectification exceed the estimate plus thirty percent (30%) thereof.

8.3 Indemnification. Seller hereby agrees to indemnify and hold Buyer free and harmless from and against all claims, costs and expenses incurred by Buyer as a result of a material breach of or the material falsity of any of Seller's representations or warranties and, in the event Buyer is made a party to any arbitration, mediation or litigation as a result of such breach or falsity, Seller will pay all the costs and expenses thereof including reasonable attorneys' fees. The provisions of this Section 8.3 will survive the closing as to any claim hereunder asserted by Buyer within eighteen (18) months after the applicable closing for each Project hereunder. If Buyer has actual knowledge of representations and warranties being incorrect and then closes, breach of the warranty is deemed waived.

8.4 Williamsburg Section Two and Hagerstown Section Two. As of the date of closing on Williamsburg Section Two and the Hagerstown Project), Seller, subject to Seller's right to update under Section 8.2 hereof, shall be deemed to have represented and warranted that the statements in Sections 8.1.B and 8.1.C (except that the legal description of Williamsburg Section Two shall be that contained in the updated title commitment for Section Two and the acreage and square footage for Williamsburg Section Two shall be as set forth in a rent roll to be provided by Seller to Buyer prior to the closing date), G, K, L, M, N, O and Q are true and correct (to Seller's knowledge where so stated in such Sections) as to Williamsburg Section Two or Hagerstown Section Two on which closing is occurring, which representations and warranties shall survive the applicable closing for a period of 18 months.

8.5 Representations and Warranties of Buyer. Buyer hereby represents and warrants all of following to Seller, which are true and correct as of the Effective Date and will be true and correct as of the closing date for each Project, and all of such representations and warranties shall survive closing for each Project for a period of 18 months:

Ai Each of the parties comprising Buyer is a duly formed and validly existing limited partnership or limited liability company, as the case may be, under the laws of the State of Florida, and each is or, prior to Closing, will be duly qualified to transact business in the State in which the Project it owns is located, if such qualification is required by applicable law. All appropriate resolutions and authorizations precedent to Buyer's authority and power to execute this Agreement and perform its obligations hereunder have been properly and duly taken.

                                    ARTICLE 9
                               OPERATING COVENANT

9.1 Maintenance and Operations. Seller agrees and covenants that, except for matters relating to the approval, development and construction of Hagerstown Section Two and Williamsburg Section Two, it will during the term of this Agreement operate, manage and maintain the Projects in their present condition, normal wear and tear excepted, and at least to the same standards which Seller has operated, managed and maintained the Projects prior to the Effective Date. Seller agrees to construct Hagerstown Section Two and Williamsburg Section Two in a good and workmanlike manner and substantially in accordance with the plans and specifications delivered to Buyer during the Investigation Period (in the case of the Hagerstown Section Two) or delivered to Buyer in accordance with Section 4.6 (in the case of Williamsburg Section Two), as modified to accommodate the requirements of individual tenants, and, following construction and prior to closing thereon, agrees to operate, manage and maintain Hagerstown Section Two and Williamsburg Section Two in accordance with the same standards that Seller has operated, managed and maintain the Hagerstown Project and the Williamsburg Project. Seller shall comply with all material obligations of the landlord under the Leases and all other material agreements and contractual arrangements affecting the Projects by which Seller is bound. Seller shall provide written notice to Buyer of any notice from any party alleging that Seller is in material default in its obligations under any of the Leases or under any permit, agreement or Loan document affecting the Property or any portion or portions thereof as well as any other notices pertaining to or affecting any of the Projects in any material way received from any governmental or quasi-governmental body, utility supplier or fire underwriter.

9.2 Contracts and Leasing. No contract out of the ordinary course of business for or on behalf of or affecting any of the Projects, except for matters relating to the approval, development and construction of Hagerstown Section Two and Williamsburg Section Two, shall be negotiated or entered into which are in excess of $10,000.00 or cannot be terminated on 30 days' or less notice unless Buyer shall have approved same, which approval will not be unreasonably withheld. Any and all new Leases and renewals (other than Leases for space to be covered by a Master Lease for Williamsburg Section Two or Hagerstown Section Two as provided in Section 10.1, and those renewals of existing Leases the terms of which have already been agreed to with existing tenants) of Leases entered into from and after the Effective Date shall be subject to Buyer's prior approval, which approval shall not be unreasonably withheld or delayed (and shall be deemed given if written objection is not made within eight (8) business days after receipt); except to the extent that Buyer's approval is not required for Leases in space subject to a master lease, as provided in Section 10.1D. All of such Leases and renewals shall be in the ordinary course of Seller's business and shall be for a use which is consistent with the present operations of the Project for which the Lease or renewal is executed. Copies of all Leases entered into by Seller after the Effective Date shall be delivered to Buyer promptly after complete execution thereof. All leasing commissions, including leasing commissions to third party brokers, and tenant improvement allowances for Leases entered into after the Effective Date and prior to closing in accordance with the provisions of this Section 9.2 shall be paid by Seller, and neither Seller nor any affiliate of Seller shall be entitled to any leasing commissions as to such Leases provided in Paragraph 3 of Exhibit II. In addition, all leasing commissions for Leases entered into after closing (including leasing commissions to third party brokers unless the Management Agreement of Seller has been terminated and the Lease was entered into after the termination, in which case Seller shall not be responsible for any leasing commissions to third party brokers for such Lease in excess of that which would otherwise have been due to Seller under Paragraph 3 of Exhibit II) and tenant improvement allowances for the initial occupancy of each space in Hagerstown Section Two and Williamsburg Section Two shall be paid by Seller (subject to any continuing obligation of Seller under a master lease to continue to pay such sums as provided in Section 10.1D), and Seller shall not be entitled to the leasing commissions as provided in Paragraph 3 of Exhibit II with respect to such occupancies. Seller will not enter into any new personal property leasing or financing arrangements on or after the Effective Date except in the ordinary course of business where impact on Net Operating Income is negligible.

9.3 Liabilities. Except to the extent closing adjustments and prorations have taken into account any obligations, expenses, costs, liabilities or claims accruing for periods before the closing date on a Project and in any way pertaining to or arising from the ownership or operation of the Project, Seller shall be responsible to pay the same. Seller agrees to indemnify and save Buyer free and harmless from all of such claims. This Section 9.3 will survive closing. Buyer shall pay all such obligations, expenses, costs, liabilities and claims accruing for periods after the closing date on a Project and shall indemnify and save Seller free and harmless from all of such claims, unless such claims arise from a breach by Seller of a representation and warranty under this Agreement of which Seller is given notice prior to the expiration of such representation or warranty.

                                   ARTICLE 10
                              CONDITIONS PRECEDENT

10.1 Buyer's Preconditions. The following are conditions precedent to Buyer's obligations under this Agreement and in the event any one or more of such conditions in subparagraphs A, B or E below are not met on or before the dates set forth, Buyer shall have the unqualified right (which, if such failure of condition also constitutes a default by Seller, shall be in addition to the other remedies available to Buyer on account of Seller's default), to terminate this Agreement as to all Projects on which Closing has not yet occurred and obtain from Escrow Agent a refund of its earnest money deposits not previously applied to the purchase price of a Project. If one or more of the conditions precedent in subparagraphs C or D are not met, Buyer's sole remedy shall be to extend the closing date for a period not to exceed thirty (30) days, to see if the condition(s) can then be met or to terminate this Agreement (on the applicable extended closing date if the condition is still not met, at Buyer's election) and obtain a refund of its earnest money deposits not previously applied to the purchase price of a Project from Escrow Agent. If the condition in subparagraph F below is not met on or before the date set forth, Buyer shall have the unqualified right (which shall be in addition to the other remedies available on account of Seller's default), to terminate this Agreement as to Williamsburg Section Two only and obtain from Escrow Agent a refund of the portion of the earnest money deposit allocable to the purchase price of Williamsburg Section Two, and this Agreement shall remain in effect as to the remaining Projects:

Ai The representations and warranties of Seller shall be true and correct in all material respects as of the closing date and Seller shall have performed all of its material obligations hereunder to be performed at or prior to the closing.

Bi Seller will have obtained and delivered to Buyer estoppel letters addressed to Buyer substantially in the form attached hereto as Exhibit IV from tenants occupying at least 70% of the leasable space in the Project on which closing is occurring. To the extent estoppel letters are not required hereunder and not obtained, Seller will deliver to Buyer Seller's affidavit as to such Leases containing the same information that the estoppel letters contain.

Ci There shall not be any local insurrection, war, disaster, moratorium preventing tenants from operating, or other event (other than a matter covered by Article 13 hereof) preventing the Real Properties from being occupied by a material number of tenants with concurrent right to tenants not to pay rent.

Di As to Hagerstown Section Two or Williamsburg Section Two, as applicable, 80% of the net rentable space in such Section Two shall be leased and subject to occupancy within 90 days after the closing date of such Section Two and 70% of the net rentable space in such Section Two shall be leased and occupied on a full rent-paying basis (the "Leasing Requirement"). If the Net Operating Income is not equal to or greater than the following amounts: (i) Williamsburg Section Two: $1,820,000; and (ii) Hagerstown Section Two: $2,240,000 (the "NOI Requirement") but if the Leasing
     Requirement is met as to such Section Two at the closing date of such Section Two, closing shall occur, Buyer shall pay the full purchase price for such Section Two, and, at closing, Seller shall master lease (the "Master Lease") from Buyer all of the rentable space in such Section Two that is not then occupied on a full rent-paying basis for a period of ten
     (10) years (subject to termination as hereafter provided) with rent equal to the shortfall in meeting the NOI Requirement for each Section Two, which rent shall be determined and fixed at the time of closing and shall thereupon be deemed the "Master Lease Rent" for such Section Two. If the NOI Requirement is not met, Seller shall be obligated to enter into the Master Lease and pay the Master Lease Rent regardless of whether any space will be subject to the Master Lease. After closing, Seller, under the Master Lease, shall have the sole right to lease the space covered thereby on such terms and conditions as Seller in its sole and absolute discretion deems appropriate, subject, however, to the requirement that the use being made of space so leased be consistent with the existing operation of the Project and not violate any covenants in existing Leases in the Project. All income from leases of space subject to the Master Lease shall be paid to Buyer in partial satisfaction on a dollar for dollar basis of the Master Lease Rent then due from Seller or, if the Master Lease Rent then due is thereby fully satisfied, in partial satisfaction of the Master Lease Rent thereafter coming due during the same calendar year. However, if such income from space leases exceeds in any calendar year the Master Lease Rent payable by Seller, Buyer shall be entitled to all of such excess without credit or liability to Seller therefor. All leasing commissions (including those to third party tenant brokers) and tenant improvement expenses for space covered by a Master Lease shall be the sole responsibility of Seller. If Seller enters into a Lease for space covered by a Master Lease which satisfies the "Acceptable Lease Standard" (as hereinafter defined), then, from and after the date the tenant under the Lease occupies the space and commences paying full rent (with any free rent or similar abatement periods having expired), such space shall be automatically excluded from the Master Lease (except for Seller's continuing obligation to pay for any tenant improvements or to pay any tenant improvement allowances as provided in the Lease) and the Master Lease Rent shall automatically be reduced by the Net Operating Income payable under the Lease; but the Master Lease and Seller's obligation to pay the Master Lease Rent shall continue until the Master Lease Rent is reduced to Zero Dollars regardless of whether any space remains subject to the Master Lease. Once the Master Lease Rent is reduced to zero Dollars, the Master Lease shall automatically terminate (except for Seller's continuing obligation to pay for any tenant improvements or to pay any tenant improvement allowances for Leases of space which were covered by the Master Lease at the time of the execution of such Leases). For purposes hereof, a Lease shall be deemed to have satisfied the Acceptable Lease Standard if: (x) the Lease was delivered to Buyer as part of the Property Materials during the Investigation Period, or (y) the Lease was approved by Buyer under the provisions of Section 9.2. The form of the Master Lease shall be agreed upon by Seller and Buyer during the Investigation Period.

E. As to the Hagerstown Project, as of Closing thereon, Seller shall have completed construction of Hagerstown Section Two, except for minor punch-list work (which Seller shall complete promptly after Closing, which obligation shall survive Closing) and tenant improvement work in space covered by the Master Lease for Hagerstown Section Two.

F. As to Williamsburg Section Two, as of Closing thereon, Seller shall have completed construction of Williamsburg Section Two, except for minor punch-list work (which Seller shall complete promptly after Closing, which obligation shall survive Closing) and tenant improvement work in space covered by the Master Lease for Williamsburg Section Two.

10.2 Seller's Preconditions. The following are preconditions to Seller's obligations under this Agreement and in the event the condition in subparagraph A below is not met on or before the closing date, Buyer shall be in default hereunder and Seller shall be entitled to avail itself of the remedy provided in Article 18. If the precondition listed in subparagraph C below is not met, Seller may terminate this Agreement solely as to Williamsburg Section Two and this Agreement shall continue in effect as to all of the remaining Projects and the portion of the earnest money deposit allocable to the purchase price of Williamsburg Section Two will be returned to Buyer:

Ai The representations and warranties of Buyer shall be true and correct as of the closing date(s) and Buyer shall have performed all of its material obligations hereunder to be performed at or prior to the closing.

B.   Intentionally Omitted.

C. As to Williamsburg Section Two only, on or before June 1, 2000, Seller shall have obtained all site plan approvals, special use permits, zoning variances and special exceptions, building permits, utility connection permits and all other governmental, quasi-governmental and utility company permits and approvals necessary for the construction of the Williamsburg Project to contain not less than 70,000 square feet of net rentable space. Notwithstanding the foregoing, if all such approvals are obtained for Williamsburg Section Two, but such approvals do not authorize development of at least 70,000 square feet of net rentable area, then this condition shall be deemed satisfied, but the purchase price for Williamsburg Section Two, the NOI Requirement for Williamsburg Section Two and the required loan amounts for Williamsburg Section Two (as provided in Section 1.7 and
     Section 8.1S), shall be reduced on a per square foot basis to reflect the reduction in size of Williamsburg Section Two.

10.3 Mutual Preconditions. The following are preconditions to the obligations of Seller and Buyer under this Agreement, and if any one or more of them is not met on or before the dates set forth below, either party may terminate this Agreement as to all Projects on which closing has not occurred and the earnest money deposit(s) not previously applied to the purchase price of a Project will be refunded to Buyer:

Ai The form of Management Agreement and Master Lease will have been approved by Seller and Buyer prior to expiration of the Investigation Period.

Bi The License Agreement referred to in Section 11.2(F) will have been approved by Seller and Buyer prior to expiration of the Investigation Period.

C. On or before the expiration of the Investigation Period, Seller shall have obtained a loan commitment or term sheet for a loan for each Project (or, if Seller elects to provide a wrap-around mortgage loan for the Birch Run Project, then, Seller shall have obtained the written consent of the lender(s) under the underlying loan(s) for the Birch Run Project for the sale of such Project to Buyer and the subjection of the Project to the wrap-mortgage loan) satisfying the requirements of Section 1.7 hereof and otherwise on terms and conditions reasonably satisfactory to both Buyer and Seller.

                                   ARTICLE 11
                                     CLOSING

11.1 Place, Time, Etc. Subject to satisfaction or waiver of the conditions precedent to closing set forth in Article 10 above and the other provisions of this Agreement, closing on each project shall take place in Orlando, Florida at the office of the Title Insurance Company or the office of Buyer, or at such other place as the parties may mutually agree (provided, however, that if the Loan for such closing is to occur simultaneously, then the Lender shall determine the place of closing), on the following dates, except as otherwise provided herein:

Ai as to the Birch Run Project, November 18, 1999 or, provided all conditions as to Seller's and/or Buyer's obligations under Article 10 are then satisfied and the Loan for the Project will be closed on or before such earlier date, such earlier date as Buyer may specify by written notice to Seller given at least 30 days in advance of such earlier date;

Bi as to the Williamsburg Project, exclusive of Williamsburg Section Two, February 15, 2000, or, provided all conditions as to Seller's and/or Buyer's obligations under Article 10 are then satisfied and the Loan for the Project will be closed on or before such earlier date, such earlier date as Buyer may specify by written notice to Seller given at least 30 days in advance of such earlier closing date;

Ci as to Williamsburg Section Two, such date to be specified by written notice from Buyer to Seller given at least 30 days in advance, which shall be no earlier than the later of the closing on the Loan for Williamsburg Section Two or the closing date for the purchase of the Williamsburg Project exclusive of Williamsburg Section Two and no later than September 30, 2000; provided, however, that if Seller determines that on the closing date all conditions as to Seller's and/or Buyer's obligations under Article 10 are not likely to have been satisfied due to permitting, construction or lease-up delays, Seller, by written notice to Buyer given on or before June 1, 2000 may elect to extend the closing date to a date not later than March 31,2001; and

Di as to the Hagerstown Project, April 15, 2000 or, provided the Loan for the Project will be closed on or before such earlier date, such earlier date as Buyer may specify by written notice to Seller given at least 60 days in advance of such earlier date; provided, however, that if Seller determines that on the closing date all conditions as to Seller's and/or Buyer's obligations under Article 10 are not likely to have been satisfied due to permitting, construction or lease-up delays, Seller, by written notice to Buyer given on or before December 15, 1999, may elect to extend the closing date to a date not later than October 15, 2000.

     If Closing does not occur on the Hagerstown Project or Williamsburg Section Two by the applicable outside dates set forth above (as extended pursuant to the provisions thereof) due to a breach by Seller of this Agreement or due to permitting, construction or lease-up delays, and Buyer elects to extend Closing on account thereof, then, at Closing thereon, the Purchase Price for the applicable Project shall be reduced by $2,877 per day for Williamsburg Section Two or $14,877 per day for the Hagerstown Project for the period of time required for Seller to correct such item.


11.2 Documents, etc. by Seller. Seller shall cause copies of the form of all closing documents that are to be prepared by Seller to be delivered to Buyer for review at least fifteen (15) days prior to closing. The documents and other materials to be executed (where applicable) and delivered by Seller for closing include:

     Ai   Closing Statements.

     Bi   Special warranty deeds.

     Ci Bills of Sale for the Personal Property for the Project on which closing is occurring, with special warranties of title.

     Di Assignments of Leases for the Project on which closing is occurring, with warranty of title.

     Ei Notices to tenants of the Project on which closing is occurring, of sale.

     Fi License Agreement of right of use of the names "Prime Outlets at Birch Run", "Prime Outlets at Williamsburg", and "Prime Outlets at Hagerstown" per Section 15.2 as applicable for the Project on which closing is occurring.

     Gi   Seller's Affidavits typically required by the Title Insurance Company.

     Hi   FIRPTA Affidavits.

     Ii Any forms or documents required in order to convey real estate and record the transactions in the counties where the Project on which closing is occurring, is located.

     Ji Evidence of the authority of the Seller to act and corporate (or other entity, if applicable) resolutions authorizing the actions of any such partner signing on behalf of the Seller.

     Ki Certificates of good standing of the corporate (or other entity, if applicable) general partners of Seller in the states of their organization and if required by law to qualify to do business, in the state where the Project on which closing is occurring, is located.

     Li To the extent assignable, as to the Project on which closing is occurring, assignments and delivery of all original permits, licenses, leases, contracts, approvals, plans, specifications, surveys, certifications, warranties, and authorizations referred to herein and all items of Personal Property being assigned or conveyed to Buyer, including originals of the Property Materials in Seller's possession or control. Included within the term "warranties" are all of Seller's rights, if any, pertaining to the Projects against Seller's architects, engineers, other professionals, contractors, manufacturers, suppliers and other third parties.

     Mi   Covenant Not to Compete per Section 15.3 (first closing only).

     Ni Estoppel letters from tenants (and affidavits of Seller per Section 10.1.B if applicable) for the Project on which closing is occurring.

     Oi Management Agreement (the form of which is to be agreed upon during the Investigation Period) for the Project on which closing is occurring.

     Pi Notes, Mortgages, Deeds of Trust, Indemnity Deeds of Trust, Loan Agreements and other Loan documents (as soon as possible after the Lender has provided same) for the Project on which closing is occurring and, in the case of the Birch Run Project, the consent of the existing lender to the sale and wrap-around mortgage.

     Q. Joint Venture Agreement as provided under Article 15 (first closing only).

     R.   Master Lease, if applicable.

     S.   Assignment and endorsement of the bond for the Hagerstown Project.

     T. Pledge of the joint venture interest of the affiliate of Seller acting as the joint venturer under the Joint Venture Agreement, as provided in Section 1.7, Section 3.3 and Section 11.5.

     11.3 Documents, etc. By Buyer. Buyer shall cause copies of documents that are to be delivered by Buyer to Seller at closing to be delivered to Seller for review at least 15 days prior to closing. The documents and materials to be executed (where applicable) and/or delivered by Buyer for closing include:

          Ai Evidence of the good standing and qualification to transact business in the State of Florida and in the states where the Project on which closing is occurring is located, for Buyer, if required by applicable law, and the Ownership Entity (as defined in Section 15.4) (along with certificate of good standing of the joint venturers in the state of their organization and, if required by law to qualify to do business, in the states where the Projects are located).

          Bi Evidence of authority of Buyer to act and resolution authorizing the actions of the general partner signing on behalf of the Buyer.

          Ci Sufficient funds to the Title Insurance Company escrow account to complete the closing. (The funds need not be delivered until the day of closing.)

          D.   Covenant Not to Compete per Section 15.3 (first closing only).

          E.   Management   Agreement  for  the  Project  on  which  closing  is
               occurring.

          F.   Master Lease, if applicable.

          G. Loan Documents, if closing is occurring simultaneously with closing, or such assignment and assumption documents as the Lender may require if the Loan has already closed and Buyer is assuming the Loan for the Project on which closing is occurring;

          H. Joint Venture Agreement as provided under Article 15 (first closing only);

          I.   The License Agreement referred to in Section 15.2.F. above.

11.4 Further Documents. Buyer and Seller each agree to execute all the documents contemplated by this Agreement to be executed by them to complete closing hereunder and such further documents and instruments and to deliver to each other such further materials in their possession at closing (or thereafter if forgotten at closing or if the need did not become apparent until after closing) as may be necessary or appropriate to accomplish the purpose and intent hereof.

11.5 Property Acquisition of Williamsburg Section Two. Because the land on which approximately 34,000 net rentable square feet of Williamsburg Section Two may not be physically and legally subdivided from the rest of the Williamsburg Project, Seller and Buyer have agreed that this portion of Williamsburg Section Two, as more fully identified in Exhibit XIII will be conveyed to Buyer at the time of closing on the Williamsburg Project (unless such portion has then been physically and legally subdivided), but payment of the purchase price for Williamsburg Section Two will only occur at the time provided in Section 11.1.C hereof. At the initial closing on the Williamsburg Project, Seller and Buyer shall execute, deliver and record a cross-easement agreement between the Williamsburg Project and Williamsburg Section Two providing easements to and from the Williamsburg Project and Williamsburg Section Two for vehicular and pedestrian ingress and egress, utilities, storm water management, parking and other appropriate matters (including easements on that portion of the Williamsburg Project on which Williamsburg Section Two A will be located for the development, construction and leasing of Williamsburg Section Two). Until such time as closing and payment of the purchase price on Williamsburg Section Two occurs, all rents, income and profits, and all liabilities and expenses of Williamsburg Section Two shall remain exclusively the property and responsibility of Seller (however, Seller and Buyer acknowledge that the common areas of the Williamsburg Project and Williamsburg Section Two will be operated as one center with appropriate allocations of such items) and Seller shall indemnify Buyer from all such liabilities and expenses, and the cross-easement agreement shall so provide. Buyer shall fully cooperate with Seller in its development, construction and leasing of Williamsburg Section Two and, from and after closing on the Williamsburg Project, shall execute any and all applications, easements, public work agreements, Leases and other documents as Seller may reasonably require in connection therewith; as long as (x) either such instruments provide that Seller and not Buyer will have all financial and other responsibility and liability therefor or Seller indemnifies Buyer from all such liability, and (y) no liens may be filed against any portion of the Williamsburg Project or Buyer agrees to indemnify Seller from all such liens and fully bond all such liens if filed. In addition, Prime Retail, L.P. shall provide to Buyer at Closing on the Williamsburg Project an indemnification against such liens and against the other matters for which Seller is providing indemnification as set forth above in this Section 11.5, which indemnification shall be secured by a pledge of the joint venture interest of the affiliate of Prime Retail, L.P. in the joint venture referred to in Section 15.4. At Closing on Williamsburg Section Two, Seller shall cause Buyer's title insurance policy on the Williamsburg Project to be endorsed to insure against mechanics liens arising from Seller's construction of Williamsburg Section Two. Seller shall continue to have the right at all times to enter upon Williamsburg Section Two for any and all activities as Seller requires in connection with its development, construction and leasing of Williamsburg Section Two. If, for any reason whatsoever, closing on Williamsburg Section Two does not occur, then Buyer shall reconvey to Seller any portion of Williamsburg Section Two then owned by Buyer or, if a conveyance is not physically or legally permitted, Buyer shall ground lease such portion of Williamsburg Section Two to Seller for a period of 99 years at a net rent of $1 per year. The provisions of this Section 11.5 shall survive settlement or any termination of this Agreement and shall be embodied in the cross-easement agreement and/or other instruments.

                                   ARTICLE 12
                       CLOSING ADJUSTMENTS AND PRORATIONS

12.1 The following items are to be apportioned at closing in an equitable manner as of 11:59 p.m. on the last day immediately preceding the day on which the closing occurs ("the Adjustment Date") so that the income and expense items with respect to the period on and prior to the Adjustment Date will be for Seller's account and the income and expense items with respect to the period after the Adjustment Date will be for Buyer's account.

     A. Rents as and when collected. If at the time of the Adjustment Date there are basic rents owed by tenants that have not been collected by Seller and are applicable to any period of time prior to the Adjustment Date, Seller shall deliver to Buyer a schedule of such uncollected rents, and Buyer agrees that such rents, if and when collected, shall be paid by Buyer to Seller. Rents collected by Buyer shall be applied first to then current rents, and only after they have been paid will application be made to past-due rents and then in reverse order of accrual.

          Any percentage rentals received after the closing date and attributable entirely or in part to a period before the closing date shall be allocated between Buyer and Seller such that Seller's share with respect to each tenant shall be an amount equal to the total percentage rentals received for such tenant's lease year, multiplied by a fraction equal to that portion of such tenant's lease year preceding the closing date. Prorated percentage rentals will be paid by the party receiving the percentage rentals from the tenants within ten days after receipt, as and when received.

          Payments of utility, common area, sprinkler, insurance, and other charges (including, without limitation, sewer charges and insurance, but excluding marketing fund or promotion fund charges) from tenants shall be apportioned in an equitable manner. Marketing fund or promotion fund charges and the costs expenses paid or to be paid with such charges shall be treated as a fund, which shall not be adjusted at Closing. Instead, the fund balance, whether positive or negative at Closing, shall be transferred to the manager under the Management Agreement who shall continue to collect all marketing fund and promotion fund charges and pay any marketing or promotion fund expenses after Closing through the end of the then fiscal year for the marketing or promotion fund. The Manager shall not be obligated to expend for marketing and advertising expenses in such fiscal year more than the marketing and promotion fund charges received after Closing plus or minus (if the fund has a negative balance) the balance in the fund delivered to the Manager at Closing. After the expiration of the then fiscal year of the marketing or advertising fund, the Manager shall deliver any excess moneys remaining n the fund to the Buyer or, at Owner's discretion, retain such excess, in either case for application to marketing and promotion fund expenses subsequently incurred.

     B. Real estate taxes and annual installments of special assessments, and other state, county or city taxes or assessments, if any, on the basis of the fiscal year for which assessed. If the closing date shall occur before the tax rate or assessment is fixed, the apportionment of such real estate taxes at the closing shall be upon an estimate of the taxes for the year of closing; provided, however, that readjustment will be made based upon the actual tax amount, when determined.

     C. Amounts paid or payable in respect of any service contracts that are assumed and all costs and expenses incurred in common area maintenance charges, or insurance charges; provided, however that Buyer shall have no liability on account of any of the foregoing (other than costs and expenses included in common area maintenance charges), unless included in the operating budgets, or income and expense statements provided by Seller to Buyer prior to the execution hereof. Following issuance of any annual reconciliations to the tenants of the Project and receipt of any reconciliation payments due from the tenants, Buyer and Seller shall readjust the items under this paragraph C and the corresponding income items under paragraph A.

     D. Personal property taxes, if any, on the basis of the fiscal year for which assessed. However, a readjustment shall be made based upon the actual tax amount effective for the Adjustment Date, when determined.

     E. Water, electricity, oil, gas, steam, telephone, sewer and other utilities based on actual charges when final meter readings have been obtained or actual expenses determined. Seller, to the extent current readings are available, shall endeavor to furnish readings made on or immediately prior to the Adjustment Date.

     F. Wages and payroll taxes, vacation pay and fringe benefits for employees of Seller, if any, to be hired by Buyer.

     G.   Such  other   apportionments   and   adjustments  as  are  customarily
          apportioned upon the transfers of property similar to the Projects.

     H.   Interest on the Loan and any escrows held under the Loan.

     I.   Tenant security deposits.

     12.2 Liens. Notwithstanding the foregoing, certified, confirmed and ratified special assessment liens as of the date of closing are to be paid by Seller unless (a) the Leases provide for the tenants to pay them under their Leases or (b) such assessment liens were disclosed in the real property tax bills, special assessment notices or title commitments delivered to Buyer, or (c) the proceeds of the special assessments are used to pay principal and interest on the Hagerstown bonds to be endorsed and delivered to Seller at Closing. Pending special assessments which have not yet been assessed against a Project as of the date of closing shall be assumed by Buyer, provided, however, that where the improvement has been substantially completed or where Seller had knowledge of the proposed improvement on or before the date of Closing, such pending lien shall be considered as certified, confirmed or ratified and Seller shall, at Closing, be charged an amount equal to the last estimate by the appropriate public body of the assessment for the improvement unless (a) the Leases provide for the tenants to pay same or (b) the proceeds of the special assessments are used to pay principal and interest on the Hagerstown bonds to be endorsed and delivered to Seller at Closing, in which case such special assessments shall be adjusted between Buyer and Seller as provided in Section 12.1 and paid thereafter by Buyer.

                                   ARTICLE 13
                                  RISK OF LOSS

     13.1 Damage. If the improvements at any Project on which closing has not occurred are damaged by fire or other casualty prior to closing on such Project, then the following provisions shall apply. Seller shall promptly notify Buyer of the occurrence of the fire or other casualty. If the cost of restoring the damage, as reasonably estimated by the contractor selected by Seller to perform the restoration, is less than $15,000,000, then, unless the Lender then holding the Loan on the Project requires that the insurance proceeds be applied to the Loan and Seller does not elect to provide its own funds for such purpose (provided, however, that if the amount of insurance proceeds applied to the Loan exceeds $500,000, Seller may not make such election without Buyer's written consent), Seller shall proceed to restore the Project at Seller's expense and closing on the Project shall occur as scheduled hereunder. If the Lender holding the Loan applies the insurance proceeds to the Loan and the Seller does not elect to provide its own funds for such purpose, or, if the insurance proceeds so applied exceed $500,000 and Buyer does not approve of Seller providing its own funds for such purpose within 15 days after a request therefor from Seller, then Seller shall terminate this Agreement. If restoration cannot be completed within 120 days after the closing date set forth herein, as reasonably estimated by the contractor selected by Seller to perform the restoration, Buyer may terminate this Agreement by giving written notice to Seller within 30 days after Seller notifies Buyer of such casualty and of the estimated time and cost of restoration. If the cost of restoring the damage is $15,000,000.00 or more, as reasonably estimated by the contractor selected by Seller to perform the restoration, either Seller or Buyer may terminate this Agreement.

     13.2 Taking. In the event there shall be a threatened, pending or completed exercise of the power of eminent domain or deed in lieu thereof of any material or substantial portion of the Projects, Buyer shall have the option, to be exercised within 30 days after Buyer is given written notice thereof, (a) if the amount of proceeds from the condemnation has not yet been determined, to postpone the date of closing for a period of up to 30 days, or (b) to complete closing hereunder and take an assignment of the proceeds paid or to be paid therefor, or (c) either at such time or prior to the expiration of the extension period as provided in (a) above, to terminate this Agreement as to all Projects on which closing has not occurred.

     13.3 Termination. Upon any termination under this Article 13, Buyer shall be refunded its entire earnest money deposit(s) not previously applied to the purchase price for a Project and neither party shall have any further liability to the other hereunder as to all Projects as to which the termination is effective, except that the indemnification and repair obligations of Buyer under Section 4.4 shall survive.

                                   ARTICLE 14
                                    EXPENSES

     14.1 Seller's Expenses. Seller shall pay all documentary stamps required to be affixed to the deeds and/or transfer taxes thereon, the cost of the title insurance commitment and the owner's title insurance policy premiums; all costs of recording documents which may be necessary to convey good and marketable title to the Property and of clearing title to the Property; any escrow fee charged by the Title Insurance Company; Seller's attorney's fees; all other costs and expenses necessary to deliver the Property Materials and title to the Property to Buyer as required by the terms of this Agreement; the cost of any title premiums for updating or endorsing the mortgagee title policies held by Lender; and all other costs and expenses associated with assumption of the Loans by Buyer (excluding Buyer's attorneys' fees).

     14.2 Buyer's Expenses. Buyer shall pay the cost of recording the deeds and Buyer's attorney's fees and any of Buyer's Inspection Period studies and tests, as well as updates of existing surveys (unless the update is required by the Lender in order to close the Loan, in which case Seller shall pay for the update).

                                   ARTICLE 15
                      MANAGEMENT AGREEMENT; COVENANT NOT TO
                       COMPETE AND JOINT VENTURE AGREEMENT

     15.1 Management Agreement. As an inducement to Buyer and to Seller to enter into this Agreement, Buyer and Seller have agreed that Seller will manage the Projects on behalf of Buyer in accordance with the terms of the Management Agreement.

     15.2 Use of Names. Buyer and any successor to Buyer shall have a license to use the names "Prime Outlets at Birch Run", "Prime Outlets at Williamsburg" and "Prime Outlets at Hagerstown" until the final expiration or termination, as provided for therein, of the Management Agreement. If the Management Agreement is terminated in accordance with its terms for "good cause", such license shall simultaneously terminate, which termination shall require the immediate and permanent cessation of usage of such names. The form of the licensing agreement will be agreed upon during the Inspection Period. "Good cause" for termination of the Management Agreement is defined in Exhibit II.

     15.3 Covenant Not to Compete. As a further inducement to Buyer to enter into this Agreement, Seller has agreed that upon the closing of the sale of the first Project pursuant to this Agreement, Seller will enter into, and will cause the Principals specified therein to enter into, the Covenant Not To Compete that is attached hereto as Exhibit XI.

     15.4 Joint Venture Agreement. Title to all of the Property being sold hereunder (together with all rights and obligations of Buyer hereunder as to the Property on which closing is occurring) shall be assigned, conveyed and transferred at closing to separate special purpose entities (the "Ownership Entity") (the name of which shall be subject to the approval of both Buyer and Seller, such approval not to be unreasonably withheld) wholly owned by Triple Outlet World Joint Venture, a Florida joint venture to be formed at or prior to the first closing (except that, to the extent required by a lender under a Loan, a 1% non-managing interest in the special purpose entity shall be assigned for each Project to a separate, bankruptcy remote limited liability company or other limited liability entity, wholly owned and controlled (except as required to satisfy any bankruptcy remote requirements) by the joint venture). The form of the Joint Venture Agreement to be executed by TOWL and Prime Retail, L.P. or an affiliate thereof at or prior to the first closing hereunder, is attached hereto as Exhibit XII. Buyer and TOWL acknowledge and agree that Seller and its affiliates shall not be responsible for any of the materials provided to the investors in connection with Buyer's and TOWL's contemplated syndication of TOWL's interest in the joint venture. Buyer and TOWL (by execution hereof) agree to jointly and severally, defend, indemnify and hold harmless the Joint Venture, Prime Retail, L.P., Prime Retail, Inc. and their affiliates, from and against any liability or obligation (including attorneys' fees and expenses) asserted by investors or potential investors in Buyer or TOWL arising in connection with Buyer's activities or omissions relating to the raising of its required capital contribution to the Joint Venture (the "Syndication"). Buyer also agrees that each definitive agreement, offering circular or memorandum, prospectus or similar agreement or document relating to the Syndication (each, a "Syndication Document") shall include, where appropriate, a disclaimer in form and substance reasonably satisfactory to Prime Retail L.P., disclaiming any liability or responsibility of the Joint Venture, Prime Retail, L.P., Prime Retail, Inc. or their affiliates, in respect of the Syndication.

                                   ARTICLE 16
                                     DEFAULT

     16.1 If Buyer shall default in Buyer's obligations under this Agreement in any material manner, the earnest money deposit(s) paid to date by Buyer and not previously applied to the purchase price of the
          Projects, together with any interest that may have been earned thereon, shall be paid to Seller as full, complete and liquidated damages in full settlement of any and all claims hereunder, whereupon all parties shall be released of all obligations under this Agreement, except for those obligations of Buyer which, pursuant to specific provisions of this Agreement, survive any termination of this Agreement. If Seller shall default in Seller's obligations under this Agreement in any material manner, Buyer may elect as its sole and exclusive remedies to (i) terminate this Agreement and obtain a refund of its deposit(s) or (ii) Buyer may avail itself of specific performance, and, in either case, recover actual damages in a maximum amount equal to the amount of the earnest money deposits then being held pursuant to this Agreement and not previously applied to the purchase price of Projects (plus return of such deposits if Buyer has elected to terminate this Agreement).

                                   ARTICLE 17
                              BROKERAGE COMMISSION

     17.1 No Broker. Seller and Buyer each represent and warrant one to the other, that they have dealt with no broker, finder or similar individual or entity in connection with this transaction. Seller hereby agrees to hold Buyer free and harmless from all brokerage or similar claims made by any entity claiming through or as a result of dealings with Seller. Buyer hereby agrees to hold Seller free and harmless from all brokerage or similar claims made by any entity claiming through or as a result of dealings with Buyer including Belz Enterprises and its employees. The provisions of this Section shall survive closing hereunder and shall survive any termination of this Agreement.

                                   ARTICLE 18
                         SURVIVAL OF CERTAIN PROVISIONS

     18.1 Wherever in this Agreement obligations of Seller or Buyer are stated to survive closing hereunder, such obligations shall survive closing and delivery of the deeds, subject to any limitations on the period of survival set forth in this Agreement.

                                   ARTICLE 19
                                     NOTICES

     19.1 How Given. All notices hereunder shall be written and shall be deemed given upon receipt thereof or, if receipt is refused, upon the date of refusal. Notices shall be valid if delivered by any of the following means: certified mail, return receipt requested; telecopier; hand delivery or delivery by bonded courier, reputable overnight delivery services, or telegram.

     19.2 Notices to Seller shall be sent to Seller at the address set forth at the beginning of this Agreement with copies to:

                               C. Alan Schroeder, Esq.
                               Prime Retail, L.P.
                               100 East Pratt Street, Suite 1900
                               Baltimore, Maryland  21202
                               Telecopier No. 410/234-1761

     19.3 To Buyer. Notices to Buyer shall be sent to Buyer at the address set forth at the beginning of this Agreement with copies to:

                               Dean Vegosen, Esq.
                               Lewis, Vegosen, Rosenbach, Silber & Dunkel, P.A. 500 S. Australian Avenue, 10th Floor
                               West Palm Beach, Florida  33401
                               Telecopier No. 561/832-1991

     19.4 Change. Any party may change its address or telecopier number for notices by giving due notice of such change to the other party hereto.

                                   ARTICLE 20
                                  ESCROW AGENT

     The following provisions apply to the Escrow Agent, but only in its capacity as such and not in its capacity as a title insurer or otherwise:

     20.1 Exculpation. Escrow Agent is hereby released and exculpated of all liability whatsoever arising out of or in connection with its activities as Escrow Agent hereunder, except to the extent of loss or damage caused by Escrow Agent's misconduct or negligence.

     20.2 Reliance. Escrow Agent may rely and shall be protected in acting upon any paper or other document which may be submitted to it in connection with its duties hereunder and which is believed by it to be genuine and to have been signed or presented by the proper party or parties.

     20.3 Standard of Duty. Except to the extent caused by Escrow Agent's misconduct or negligence, the Buyer and Seller jointly and severally promise and agree to indemnify and save Escrow Agent harmless from any claims, liabilities, judgments, reasonable attorneys' fees and other expenses of every kind and nature which may be incurred by Escrow Agent by reason of its acceptance of, and performance under, this instrument.

     20.4 Compensation. Escrow Agent shall not be entitled to any fee or other compensation for acting as Escrow Agent hereunder. If Escrow Agent shall be required to interplead any escrow funds or shall become involved in litigation over the earnest money deposit(s) or any portion thereof, then Escrow Agent shall be entitled to the costs, expenses and attorneys' fees incurred in such action.

     20.5 Disputes. Escrow Agent assumes no liability hereunder except that of a stakeholder. If there is any dispute as to whether Escrow Agent is obligated to deliver any funds or documents, or as to whom the funds or documents are to be delivered, Escrow Agent will not be obligated to make any delivery, but in such event may hold the funds or documents until receipt by Escrow Agent of an authorization in writing signed by all of the persons having an interest in such dispute, directing the disposition of any escrow funds or documents held by Escrow Agent. In the absence of such authorization, Escrow Agent may hold the deposit or documents until the final determination of the rights of the parties in an appropriate proceeding. If such written authorization is not given, or proceedings for such determination are not begun and diligently continued, Escrow Agent may, but is not required, to bring an appropriate action or proceeding for leave to place the deposit or documents with the court, pending such determination. Once Escrow Agent has tendered into the registry or custody of any court of competent jurisdiction all money and/or documents in its possession under this Agreement, or has made delivery of the deposit in any other manner provided for herein, Escrow Agent shall be discharged from all duties and shall have no further liability hereunder as Escrow Agent.

     20.6 Investigation Period. Anything to the contrary in this Article 20 notwithstanding, if Buyer delivers notice to the Escrow Agent (and reflects that a copy thereof has also been provided to Seller) to terminate this Agreement within the time period and as set forth in
          Section 4.3, Escrow Agent will return the earnest money deposit to Buyer without requiring any confirmation from Seller and notwithstanding any contrary request or demand from Seller.

                                   ARTICLE 21
                                  MISCELLANEOUS

     21.1 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. Except as otherwise provided in Section 15.4 hereof, neither Buyer nor Seller may assign this Agreement without the prior written consent of the other, which, except as otherwise expressly provided herein, may be withheld in the sole discretion of the non-assigning party. This Agreement may be executed in multiple counterparts and, when executed by all parties, shall constitute one Agreement effective and binding on all parties.

     21.2 Severability. In the event of the invalidity of any provision hereof, same shall be deemed stricken from this Agreement, which shall continue in full force and effect as if the offending provision were never a part hereof.

     21.3 Pronouns. Use of pronouns or nouns in any form where they appear in this Agreement shall be read as either masculine, feminine or neuter and either singular or plural wherever the context and facts permit.

     21.4 Headings and Exhibits. Article, Section and paragraph headings are inserted solely for ease of reference and shall not be construed to enlarge, modify or limit the provisions hereof. References to numbered or lettered Articles, Sections or paragraphs refer to Articles, Sections and paragraphs of this Agreement unless specified to the contrary. References to Exhibits are to the Exhibits attached hereto which are, by this reference, made a part hereof.

     21.5 Time of the Essence. Time is of the essence hereunder. However, if any due date hereunder falls on a Saturday, Sunday or nationally-recognized holiday, the due date shall be the first day thereafter which is not a Saturday, Sunday or holiday.

     21.6 Attorneys' Fees. In the event of any litigation arising out of this Agreement, the prevailing party shall be entitled to reimbursement of the costs and expenses thereof from the other party, including reasonable attorneys' fees and including such costs, expenses and fees incurred on appeals of such litigation.

     21.7 Construction of Agreement. The parties agree that this Agreement was prepared jointly by each of them and shall be construed on a parity as between the parties. There shall be no canon of construction for or against any party by reason of the physical preparation of this instrument.

     21.8 Effect of Words. Wherever the word "including" appears in this Agreement, it shall be deemed to mean "including, without limitation" if the context permits.

     21.9 No Amendment. No amendment, modification, change or alteration of this Agreement shall be valid or binding unless in writing and signed by all the parties.

     21.10No Agency. Nothing in this Agreement shall be deemed to create an agency relationship between Seller and Buyer. The relationship of the parties is strictly that of a seller and a buyer.

     21.11Governing Law. All matters involving this Agreement shall be governed by and construed in accordance with Maryland law.

     21.12Back Up Contracts. Seller shall, if not in default hereunder, have the right to negotiate and sign back-up contracts while this Agreement is in effect, provided that Seller discloses to the other party thereto the existence of this Agreement and provided further that notice thereof is provided to Buyer.

     21.13Entire Agreement.  Except for a Confidentiality Agreement among Lothar
          Estein, Estein & Associates USA, Ltd. and Prime Retail, L.P. dated __________, 1999, which shall survive execution hereof, this is the only Agreement among the parties and/or their affiliates pertaining to the subject matter hereof, and all prior negotiations and agreements are merged herein.

     21.14Faxes. Faxed signatures hereon shall be binding as if they were originals.

In the Presence of:            SELLER:

                       THE PRIME OUTLETS AT BIRCH RUN, L.L.C., a Delaware limited liability company

                       By:  PRIME RETAIL, L.P., its managing member
                       BY:  PRIME RETAIL, INC., its general partner

                       By:    /s/ Michael W. Reschke
                              ----------------------
                       Name:      Michael W. Reschke
                       Title:     Chairman of the Board
                                  ---------------------


                       THE PRIME OUTLETS AT WILLIAMSBURG, L.L.C., a Delaware limited liability company

                       By:  PRIME RETAIL, L.P., its managing member
                       BY:  PRIME RETAIL, INC., its general partner

                       By:     /s/ Michael W. Reschke
                              ----------------------
                       Name:       Michael W. Reschke
                       Title:      Chairman of the Board
                                   ---------------------

                       OUTLET VILLAGE OF HAGERSTOWN LIMITED PARTNERSHIP, a Delaware limited partnership
                       By:  PRIME RETAIL, L.P., its general partner
                       BY:  PRIME RETAIL, INC., its general partner

                       By:   /s/ Michael W. Reschke
                             ----------------------
                       Name:     Michael W. Reschke
                       Title:    Chairman of the Board
                                 ---------------------


                       BUYER:
                             WELP TRIPLE OUTLET, L.C., General Partner
                       By:  /s/ Lothar Estein
                            -----------------
                       Name:    Lothar Estein
                       Title:   Manager and Chief Executive Officer
                                -----------------------------------



                                 LIMITED JOINDER

          Triple Outlet World, Ltd. joins in this Agreement solely for the purpose of agreeing to be bound by the provisions of Section 15.4.

                                        TRIPLE OUTLET WORLD, LTD.
                                   By: Welp Triple Outlet, L.C., General Partner

                                   By: /s/ Lothar Estein
                                       -----------------
                                   Name:   Lothar Estein
                                   Title:  Manager and Chief Executive Officer
                                           -----------------------------------


                                     JOINDER

     The Escrow Agent will join in this Agreement in its capacity as Escrow Agent only to acknowledge its agreement to the provisions of Article 20 and its agreement to hold the earnest money deposit(s) pursuant hereto.

                                   CHICAGO TITLE INSURANCE COMPANY, Escrow Agent



                                   By:

                                   SCHEDULE OF
                                    EXHIBITS



     I.   Rent Rolls

     II.  Terms of Management Agreement

     III. Description of Projects, Including Acreage and Square Feet of Net Rentable Area

     IV.  Form of Tenant Estoppel Letter

     V.   Legal Descriptions

     VI.  Loan Document Requirements

     VII. Surviving Contracts

     VIII. Defaults under Tenant Leases

     IX.  Existing Violation Notices

     X.   Schedule of Existing Claims

     XI.  Forms of Covenant Not To Compete

     XII. Forms of Joint Venture Agreement

     XIII. Site Plan or Aerial View of Williamsburg Section Two

     XIV. Site Plan or Aerial View of Hagerstown Section Two

     XV.  Allocation of Purchase Prices

     XVI. Schedule of Principal Balances and Monthly Principal and Interest Payments on Existing Birch Run Loans